Exhibit 10.5

MARKET AWARENESS CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of October 20, 2009, by and between PowerVerde, Inc. (the “Company”), and Del Mar Corporate Consulting, LLC (the “Consultant”).

RECITALS

1. Consultant has expertise in the area of the Company’s business and is willing to provide consulting services to the Company.

2. The Company is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

AGREEMENT

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1. SCOPE AND DUTIES. During the term of this Agreement, Consultant will perform the following services for the Client:

Market Awareness Consultant will provide the following services (collectively, termed the “Services”). DMCC, along with its affiliate partners and various industry contacts, shall bring attention and exposure to the Company through several mediums, on a “best efforts” basis for the full duration of this agreement. These various services will be performed to help enhance and elevate the Company’s presence within the investor community. See Exhibit A

1. Engagement.

(a) The Company hereby engages Consultant to render, as an independent contractor, the consulting services described in Exhibit A hereto and such other services as may be agreed to in writing by the Company and Consultant from time to time during the term of this agreement.

(b) Consultant hereby accepts the engagement to provide consulting services to the Company on the terms and conditions set forth herein.

2. Term. This Agreement will commence on the date first written above, and unless modified by the mutual written agreement of the parties, shall continue until the satisfactory completion of the services set forth in Exhibit A. Company may terminate this Agreement upon 10 days written notice to Consultant. Company shall be liable to Consultant for all services provided by Consultant on behalf of Company prior to the termination date. Consultant may terminate this agreement upon failure to pay by Company per terms set forth in this agreement.

3. Compensation.

(a) in consideration of the services to be performed by Consultant, the Company agrees to pay Consultant in the manner and at the rates set forth in Exhibit A.

(b) Out of pocket expenses incurred by Consultant that are authorized by the Company in advance in writing shall be reimbursed by Company to Consultant

4. Consultant’s Business Activities.

(a) During the term of this Agreement, the Consultant will engage in no business or other activities, which are or may be, directly or indirectly, competitive with the business activities of the Company without obtaining the prior written consent of the Company.

(b) Consultant shall devote such time, attention and energy to the business and affairs of the Company as requested by the Company. Company shall provide Consultant all information as Consultant reasonably requests.

5. Interference with the Company’s Business.

(a) Notwithstanding any other provision of this Agreement, for a period of one year after termination of this Agreement, Consultant shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed or under contract (whether as a consultant, employee or otherwise) by or to the Company during the period of such person’s association with the Company and one year thereafter.

6. Representations and Warranties. (a) Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant’s undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that Consultant will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iv) that Consultant has not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement. (b) Company represents and warrants (i) that Company has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Company’s undertaking this relationship with Consultant and (ii) that Company has not entered into or will enter into any agreement (whether oral or written) in conflict with this.

7. Indemnification. (a) Consultant hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting there from, including court costs and reasonable attorneys’ fees, arising out of or relating to the services performed by Consultant under this Agreement or the representations and warranties made by Consultant pursuant to paragraph 6 hereof. Consultant’s obligations under this paragraph 7 hereof shall survive the termination, for any reason, of this Agreement. (b) Company hereby indemnifies and agrees to defend and hold harmless the Consultant from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting there from, including court costs and reasonable attorneys’ fees, arising out of or relating to any information and/or documentation, provided to Consultant under this Agreement or the representations and warranties made by Company pursuant to paragraph 6 hereof. The Company’s obligations under this paragraph 7 hereof shall survive the termination, for any reason, of this Agreement.

8. Attorney’s Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such litigation from the party or parties against whom enforcement was sought.

9. Entire Agreement. This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

10. Amendment. This Agreement may be amended only by a writing signed by Consultant and by a representative of the Company duly authorized.

11. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

12. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

13. Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

14. Remedy for Breach. The parties agree that any failure by Company to make a payment under the terms of this Agreement shall constitute a breach of this Agreement and Consultant may, at its option, suspend its efforts on behalf of Company under this Agreement until such time as all payments are current. This shall be in addition to any other relief available to the Company under this Agreement or under law.

15. Agreement to Perform Necessary Acts. Consultant and Company agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

16. Assignment. This Agreement may not be assigned by Consultant without the Company’s prior written consent. This Agreement may be assigned by the Company in connection with a merger or sale of all or substantially all of its assets, and in other instances with the Consultant’s consent which consent shall not be unreasonably withheld or delayed.

17. Compliance with Law. In connection with his services rendered hereunder, Consultant and Company agrees to abide by all federal, state, and local laws, ordinances and regulations.

18. Independent Contractor. The relationship between Consultant and the Company is that of independent contractor under a “work for hire” arrangement. All work product developed by Consultant shall be deemed owned and assigned to Company. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company. Consultant will not be eligible for any employee benefits, nor will the company make deductions from fees to the consultant for taxes, insurance, bonds or the like. Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

19. Taxes. Consultant agrees to pay its own all appropriate local, state and federal taxes.

20. Governing Law. This Agreement shall be construed in accordance with, and the laws of the State of California shall govern all actions arising hereunder.

Today’s Date:	10/23/09

Client (PowerVerde, Inc):

Address:	21615 N 2nd Avenue

Phoenix, AZ 85027

By:	/s/ George Konrad
Signature

Name:	George Konrad

Title:	CEO

Consultant: Del Mar Corporate Consulting, LLC

Address:	5055 Avenida Encinas # 100

Carlsbad, CA 92008

By:	/s/ BRIAN HILL
Signature

Name:	BRIAN HILL

Title:	PARTNER

Exhibit A

Consulting Term:

Term of this agreement shall commence on October 20, 2009 effective for 180 days.

1.	Description of Services to be Rendered

Business and Financial Media Communications. Consultant will provide the following services (collectively, the “Services”)

Tier 1 Business and Financial Media Communications Campaign

•	National Radio Campaign

•	Third-Party News Coverage (Multiplier)

•	Press Mailer

•	Strategic Media Outreach

Tier 1 Electronic and Financial Awareness Campaign

•	Full Electronic Campaign

•	Awareness Call Center

•	Online Profile

•	Email Newsletter

•	Opt-in E-Mail Database Mailer

•	Analyst Research Report with Distribution

* Services outlined herein will commence within 7-10 days after compensation is received.

2.	Compensation

The fees shown below shall be payable as follows:

PAYMENT ONE

•	$25,000 CASH DUE UPON EXECUTION OF THIS AGREEMENT

•	75,000 RESTRICTED RULE 144 COMMON SHARES DUE UPON EXECUTION OF THIS AGREEMENT

PAYMENT TWO

•	$25,000 CASH DUE THIRTY-FIVE (35) DAYS FROM THE DATE OF EXECUTION OF THIS AGREEMENT